Exhibit 99.1

NEWS RELEASE

For More Information Contact:

Kevin Berry, Chief Financial Officer
(408) 934-3144 kevinb@cmd.com

California Micro Devices Reports December Quarter Results

MILPITAS, Calif., Jan. 21, 2010 — California Micro Devices (Nasdaq: CAMD) today announced financial results for the third quarter of fiscal 2010, which ended December 31, 2009. Revenue was $12.6 million, compared to $9.7 million a year ago. GAAP EPS was a loss of ($0.04) compared to a loss of ($0.38) a year ago. Non-GAAP EPS was a profit of $0.02 compared to a loss of ($0.13) a year ago. Both GAAP and non-GAAP gross margins were 35 percent for the quarter. Non-GAAP operating expenses were $4.0 million while GAAP operating expenses were higher at $5.3 million primarily due to acquisition-related transaction costs of approximately $1.2 million. Positive operating cash flow was $900,000.

All results were in line with estimates announced on January 11, 2010, except that acquisition-related transaction costs were $1.2 million instead of the estimated $1.0 million primarily due to yesterday’s announced litigation settlement which was accrued for in the 2010 fiscal third quarter which in turn led to GAAP operating expenses being $5.3 million instead of the estimated $5.1 million which caused GAAP EPS loss to be one cent greater than the estimate. For purposes of this release, non-GAAP financial measures are calculated excluding employee stock-based compensation expenses and acquisition-related transactions costs and using a cash basis tax rate.

About California Micro Devices Corporation

California Micro Devices Corporation is a leading supplier of protection devices for the mobile handset, high brightness LED (HBLED), digital consumer electronics and personal computer markets. Detailed corporate and product information may be accessed at www.cmd.com.

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), this press release contains non-GAAP financial measures that exclude the effects of employee share-based compensation as required by Accounting Standards Codification Topic Nos. 718 “Compensation - Stock Compensation” (ASC 718) and 260 “Earnings Per Share” (ASC 260). The non-GAAP financial measures, as used by management and disclosed by the company, exclude the income statement effects of all forms of employee share-based compensation and the effects of ASC 260 upon the number of diluted shares used in calculating non-GAAP earnings per share. They also exclude acquisition-related transaction costs and utilize a tax rate that is based upon the income taxes the company expects to actually pay relating to the activities and results for the relevant fiscal time period. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. The GAAP financial measures, and the reconciliation to non-GAAP financial measures, should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. For additional information regarding these non-GAAP financial measures, see the Form 8-K dated January 21, 2010 that the company has filed with the Securities and Exchange Commission.

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California Micro Devices Corporation ¡ 490 N. McCarthy Blvd. #100, Milpitas, CA 95035-5112

www.cmd.com ¡ Tel: 408.263.3214 ¡ Fax:408.263.7846

California Micro Devices Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

(Unaudited)

	December 31, 2009	March 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$45,188	$45,605
Accounts receivable, net	4,791	4,168
Inventories	4,497	5,228
Prepaid expenses and other current assets	549	1,272

Total current assets	55,025	56,273
Property, plant and equipment, net	1,819	3,525
Other long-term assets	88	115

TOTAL ASSETS	$56,932	$59,913

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,640	$3,775
Accrued liabilities	1,382	1,585
Deferred margin on shipments to distributors	1,211	974

Total current liabilities	10,233	6,334
Other long-term liabilities	184	221

Total liabilities	10,417	6,555

Commitments and contingencies
Stockholders’ equity:
Preferred stock - 10,000,000 shares authorized; none issued and outstanding as of December 31, 2009 and March 31, 2009	—	—
Common stock and additional paid-in capital - $0.001 par value; 50,000,000 shares authorized; 23,751,460 shares issued and 22,897,221 shares outstanding as of December 31, 2009 and 23,553,019 shares issued and 22,879,696 shares outstanding as of March 31, 2009	121,929	120,383
Accumulated deficit	(73,471)	(65,602)

	48,458	54,781
Treasury stock, at cost; 854,239 shares as of December 31, 2009 and 673,323 shares as of March 31, 2009	(1,943)	(1,423)

Total stockholders’ equity	46,515	53,358

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$56,932	$59,913

California Micro Devices Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31		Nine Months Ended December 31,
	2009	2008	2009	2008
Net sales	$12,571	$9,659	$33,034	$40,101
Cost of sales	8,192	7,184	23,443	27,779

Gross Margin	4,379	2,475	9,591	12,322
Operating expenses:
Research and development	1,278	2,668	5,206	7,838
Selling, general and administrative	2,876	3,508	9,633	11,205
Merger related transaction costs	1,156	—	1,156	—
Restructuring and asset impairment charges	—	—	717	—
Proxy contest expenses	—	—	686	—
Goodwill impairment	—	5,258	—	5,258
Amortization/Impairment of intangible assets	6	71	17	126

Total operating expenses	5,316	11,505	17,415	24,427

Operating loss	(937)	(9,030)	(7,824)	(12,105)
Other income (expense), net	(2)	129	(18)	1,616

Loss before income taxes	(939)	(8,901)	(7,842)	(10,489)
Provision for income taxes	4	10	27	1,305

Net loss	$(943)	$(8,911)	$(7,869)	$(11,794)

Net loss per share–basic and diluted	$(0.04)	$(0.38)	$(0.34)	$(0.51)

Weighted average common shares outstanding–basic and diluted	22,863	23,260	22,882	23,339

California Micro Devices Corporation

FINANCIAL SUMMARY (NON-GAAP)

(amounts in thousands, except per share data)

(Unaudited)

GAAP TO NON-GAAP RECONCILIATION:

	Three Months Ended December 31		Nine Months Ended December 31,
	2009	2008	2009	2008
Gross Margin:
GAAP Gross Margin	$4,379	$2,475	$9,591	$12,322
GAAP Gross Margin %	35%	26%	29%	31%
Reconciling items:
Stock-based compensation expense, net of tax	$38	$66	$204	$266

NON-GAAP Gross Margin	$4,417	$2,541	$9,795	$12,588
NON-GAAP Gross Margin %	35%	26%	30%	31%

Net Loss:
GAAP Net Loss	$(943)	$(8,911)	$(7,869)	$(11,794)
Reconciling items:
Merger related transaction costs	1,156	—	1,156	—
Stock-based compensation expense, net of tax	237	471	1,141	1,627
Restructuring and asset impairment charges	—	—	452	—
Goodwill impairment	—	5,258	—	5,258
Amortization/Impairment of intangible assets	6	71	17	237
Difference between effective tax rate and cash basis tax rate	9	(27)	30	1,222

Total Adjustments	$1,408	$5,773	$2,796	$8,344

NON-GAAP Net Income (Loss)	$465	$(3,138)	$(5,073)	$(3,450)

Net Loss Per Share - Basic and diluted:
GAAP Net Loss Per Share - Basic and diluted	$(0.04)	$(0.38)	$(0.34)	$(0.51)
Reconciling items:
Merger related transaction costs	0.05	—	0.05	—
Stock-based compensation expense, net of tax	0.01	0.02	0.05	0.07
Restructuring and asset impairment charges	—	—	0.02	—
Goodwill impairment	—	0.23	—	0.23
Amortization/Impairment of intangible assets	—	—	—	0.01
Difference between effective tax rate and cash basis tax rate	—	—	—	0.05

Total Adjustments	$0.06	$0.25	$0.12	$0.36

NON-GAAP Net Income (Loss) Per Share - Basic and diluted	$0.02	$(0.13)	$(0.22)	$(0.15)

Weighted average common shares used to calculate GAAP EPS - Basic and diluted	22,863	23,260	22,882	23,339
Weighted average common shares used to calculate NON-GAAP EPS - Basic	22,863	23,260	22,882	23,339
Weighted average common shares and share equivalents outstanding used to calculate NON-GAAP EPS - diluted	23,014	23,260	22,882	23,339